UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 24, 2007
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-8520 (Commission File Number)	52-1145429 (IRS Employer Identification No.)
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
(712) 277-1340
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
Press Release
Press Release
Press Release

ITEM 8.01 OTHER EVENTS
     On January 24, 2007, Terra Industries Inc. issued a press release providing guidance for its 2006 fourth quarter results. A copy of the press release is attached hereto as Exhibit 99.1.
     On January 24, 2007, Terra Capital, Inc., a subsidiary of Terra Industries Inc., issued a press release announcing that it intends to issue $330 million of Senior Notes due 2017. A copy of the press release is attached hereto as Exhibit 99.2.
     On January 25, 2007, Terra Capital, Inc., a subsidiary of Terra Industries Inc., announced that it had received, pursuant to its previously announced tender offers and consent solicitations for any and all of its outstanding 12 7/8% Senior Secured Notes due 2008 and 11 1/2% Second Priority Senior Secured Notes due 2010 (collectively, the “Notes”) , the requisite consents to adopt proposed amendments to the Notes and the indentures governing the Notes. A copy of the press release is attached hereto as Exhibit 99.3.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits

99.1	Press Release dated January 24, 2007
99.2	Press Release dated January 24, 2007
99.3	Press Release dated January 25, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.
/s/ John W. Huey
John W. Huey
Vice President, General Counsel and Corporate Secretary

Date: January 25, 2007